Exhibit 99.2

Stanley Higgins

Associate Director

Listing Qualifications

(301) 978-8041

By Electronic Delivery to: malcser@sycr.com

February 21, 2007

Mr. Benjamin F. McGraw

Chief Executive Officer

Valentis, Inc.

863A Mitten Road

Burlingame, CA 94010

Re:                               Valentis, Inc. (the “Company”) — Additional Staff Determination
 Nasdaq Symbol:  VLTS

Dear Mr. McGraw:

On August 23, 2006, Staff notified the Company that for the prior 30 consecutive business days, the bid price of the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4310(c)(4).  Therefore, in accordance with Marketplace Rule 4310(c)(8)(D), the Company was provided 180 calendar days, or until February 20, 2007, to regain compliance.  The Company failed to regain compliance during this grace period.  Accordingly, this matter serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.

This is formal notification that the Nasdaq Listing Qualifications Panel (the “Panel”) will consider this matter in rendering a determination regarding the Company’s continued listing on The Nasdaq Capital Market.  Pursuant to Marketplace Rule 4804(c), the Company should present its views with respect to this additional deficiency at its Panel hearing.  In the event the Company fails to address the issue specified, the Panel will consider the record as presented at the hearing and will make its determination based upon that information.

Marketplace Rule 4804(b) requires that the Company, as promptly as possible but no later than four business days from the receipt of this letter, make a public announcement through the news media which discloses receipt of this letter and the Nasdaq rules upon which it is based.1  The Company must provide a copy of this announcement to Nasdaq’s MarketWatch Department, the Listing Qualifications Department, and the Listing Qualifications Hearings Department (the “Hearings

1 Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement.  The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Determination on (DATE OF RECEIPT OF STAFF DETERMINATION) indicating that the Company fails to comply with the (STOCKHOLDERS’ EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, FILING, etc.) requirement(s) for continued listing set forth in Marketplace Rule(s), and that its securities are, therefore, subject to delisting from (The Nasdaq Global Select/ Global /Capital Market).

Mr. Benjamin F. McGraw

February 21, 2007

Department”) at least 10 minutes prior to its public dissemination.2 For your convenience, we have enclosed a list of news services.3

In the event the Company does not make the required public announcement, trading in its securities will be halted.

Please be advised that Marketplace Rule 4804(b) does not relieve the Company of its disclosure obligation under the federal securities laws.  In that regard, Item 3.01 of Form 8-K requires disclosure of the receipt of a delisting notification within four business days.4  Accordingly, the Company should consult with counsel regarding its disclosure and other obligations mandated by law.

If you have any questions, please contact Nikolai Utochkin, Listing Analyst, at 301-978-8029.

Sincerely,

cc:  Hearings Department

2 This notice should be provided to the attention of Nasdaq’s MarketWatch Department (telephone:  301/978-8500; facsimile:  301/978-8510), and to Nasdaq’s Listing Qualifications Department (facsimile: 301/978-4028) and the Hearings Department (telephone:  301/978-8071; facsimile:  301/978-8080), 9600 Blackwell Road, Rockville, Maryland 20850.

3 The Company must ensure that the full text of the required announcement is disseminated publicly.  The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.

4 See, SEC Release No. 34-49424.

DIRECTORY OF NEWS SERVICES

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